EXHIBIT 10.2


                    FIRST AMENDMENT TO SHAREHOLDERS AGREEMENT

    THIS FIRST AMENDMENT TO SHAREHOLDERS AGREEMENT (this "AMENDMENT") is entered into as of the 14th day of September, 1999 by and between Pride International, Inc., a Louisiana corporation (the "COMPANY"), and First Reserve Fund VIII, Limited Partnership, a Delaware limited partnership ("FIRST RESERVE").

                              W I T N E S S E T H:

    WHEREAS, the Company and First Reserve entered into that certain Shareholders Agreement dated as of June 21, 1999 (the "SHAREHOLDERS AGREEMENT") and that certain Securities Purchase Agreement dated as of May 5, 1999, as amended by those certain Letter Agreements dated June 4, 1999, June 18, 1999, June 21, 1999 and July 14, 1999 and that certain Put and Exchange Agreement dated as of September 14, 1999 (as so amended, the "PURCHASE AGREEMENT");

    WHEREAS, the Company and First Reserve included in the Shareholders Agreement certain registration rights with respect to the Registrable Securities held by or issued to First Reserve;

    WHEREAS, the Company and First Reserve desire to reflect herein certain agreements relating to shelf registration rights with respect to the shares of Common Stock issued upon exchange of the Exchangeable Stock (as defined in the Purchase Agreement) pursuant to the Purchase Agreement;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE 1
                                   Definitions

SECTION 1.1 Capitalized terms used but not defined herein shall have the meanings set forth in the Shareholders Agreement.

                                    ARTICLE 2
                      AMENDMENTS TO SHAREHOLDERS AGREEMENT

SECTION 2.1 The following definitions shall be and hereby are added to Section
1.1 of the Shareholders Agreement:

      "AMETHYST REGISTRABLE SECURITIES" means the shares of Common Stock that
(i) are Registerable Securities and (ii) are received by a member of the First Reserve Group upon exchange of the Exchangeable Stock pursuant to Section 5.10 or 5.11 of the Purchase Agreement or would be received by a member of the First Reserve Group upon exercise of its right to exchange the Exchangeable Stock pursuant to Section 5.10 of the Purchase Agreement.

SECTION 2.2 New paragraph (iv) shall be and hereby is added to Section 5.2(a) of the Shareholders Agreement and shall read in its entirety as follows:

    "(iv) In addition to the Demand Registration rights enumerated above, with respect to the Amethyst Registrable Securities at any time after (X) July 1, 2002 or (Y) such earlier date which is 60 days prior to the date on which the Exchangeable Stock shall have been exchanged for Common Stock pursuant to Section 5.10 or 5.11 of the Purchase Agreement, First Reserve may make a request in writing that the Company file a registration statement under the Securities Act to register under the Securities Act all Amethyst Registrable Securities (whether or not such Amethyst Registrable Securities are then issued and outstanding) for resale on a delayed or continuous basis for a period of one year in an amount equal to the lesser of (A) all such Amethyst Registrable Securities, or (B) the number of Amethyst Registrable Securities that could be sold pursuant to the provisions of Rule 144 by an affiliate of the Company (assuming such Amethyst Registrable Securities were not restricted securities within the meaning of Rule 144) during such one-year period. Such a request (and the related registration) shall be in addition to the Demand Registrations provided for in Section 5.2(a)(i) of this Agreement."

SECTION 2.3 The proviso of the first sentence of Section 5.2(d)(i) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

    "provided that if at the time the Company receives a request to file a Registration Statement with respect to Registrable Securities or thereafter, the Company is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such Registration Statement or a related prospectus or supplement thereto (but would not be required if such Registration Statement were not filed) and the board of directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders, the Company shall have a period of not more than 120 days (less the number of days during the previous 12 months that the use of a Prospectus was suspended pursuant to Section 5.2(d)(vi) and/or this Section 5.2(d)(i)) within which to file such registration statement measured from the date of the Company's receipt of First Reserve's request for registration in accordance with Section 5.2(a) hereof or to file any supplement required by Section 5.2(d)(vi)"

                                    ARTICLE 3
                                  MISCELLANEOUS

SECTION 3.1 COUNTERPARTS; FACSIMILE. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all of which together shall constitute one and the same instrument. This Amendment may be delivered by delivery of facsimile signature pages.

SECTION 3.2 RATIFICATION; CONFIRMATION. Except to the extent otherwise expressly contemplated hereby, the Shareholders Agreement is hereby ratified and confirmed.

SECTION 3.3 SEVERABILITY. If any provision of this Amendment shall be held invalid, such invalidity shall not affect any other provision of this Amendment that can be given effect without the invalid provision, and to this end, the provisions hereof are separable.

SECTION 3.4 HEADINGS. The headings in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

    IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

Address:                           PRIDE INTERNATIONAL, INC.

5847 San Felipe Road, Suite 3300   By: /S/ PAUL A. BRAGG
Houston, Texas 77057                       Paul A. Bragg
Attn: Mr. Paul A. Bragg                    President and Chief Executive Officer
Fax: 713-789-1430





Address:                           FIRST RESERVE FUND VIII, LIMITED
600 Travis, Suite 6000             PARTNERSHIP
Houston, Texas 77002
Attn: Ben A. Guill                 By: First Reserve GP VIII, L.P.,
Fax: 713-224-0771                      its General Partner

                                   By: First Reserve Corporation,
                                       its General Partner


                                   By: /S/ THOMAS R. DENISON
                                           Thomas R. Denison
                                           Managing Director